UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
SCHEDULE 14A
Proxy Statement Pursuant to Section 14(a)
of the Securities Exchange Act of 1934
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InnerWorkings, Inc.
(Name of Registrant as Specified In Its Charter)
(Name of Person(s) Filing Proxy Statement, if other than the Registrant)
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On May 29, 2018, InnerWorkings, Inc. issued the following press release announcing that it is postponing its annual meeting of stockholders, originally scheduled to be held on May 31, 2018.

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InnerWorkings Postpones Annual Meeting of Stockholders

CHICAGO, IL – May 29, 2018 – InnerWorkings, Inc. (NASDAQ: INWK), the leading global marketing execution firm, announced today that it is postponing its 2018 annual meeting of stockholders (the “Annual Meeting”), originally scheduled to be held on May 31, 2018. The Annual Meeting is being postponed because, as previously announced on May 7, 2018, the Company is in the process of restating its historical financial statements and requires additional time to complete that process.
The aggregate financial impact reflected in the restatement is anticipated to be consistent with the disclosures made by the Company in its press release and Current Report on Form 8-K filed with the SEC on May 7, 2018. Completion of the restatement and the filing of an amendment to the Company’s 2017 Annual Report on Form 10-K are now expected to occur during the month of June 2018, at which time the Company will notify stockholders of the new date and time of its Annual Meeting as well as of the first quarter 2018 earnings release and conference call.
About InnerWorkings
InnerWorkings, Inc. (NASDAQ: INWK) is the leading global marketing execution firm serving Fortune 1000 brands across a wide range of industries. As a comprehensive outsourced enterprise solution, the Company leverages proprietary technology, an extensive supplier network and deep domain expertise to streamline the production of branded materials and retail experiences across geographies and formats. InnerWorkings is headquartered in Chicago, IL and employs 2,000 individuals to support global clients in the execution of multi-faceted brand campaigns in every major market around the world. Among the many industries InnerWorkings serves are: retail, financial services, hospitality, consumer packaged goods, not-for-profits, healthcare, food & beverage, broadcasting & cable, automotive, and transportation. For more information visit: www.inwk.com.
Additional Information and Where to Find It
The Company, its directors and certain of its executive officers are participants in the solicitation of proxies from the Company’s stockholders in connection with the matters to be considered at Company’s upcoming Annual Meeting. The Company filed with the U.S. Securities and Exchange Commission (the “SEC”) on April 18, 2018 a definitive proxy statement and form of proxy card in connection with its solicitation of proxies from Company stockholders for the Annual Meeting. Company stockholders are strongly encouraged to read the definitive proxy statement (including any supplements or amendments thereto), the accompanying form of proxy card and any other relevant documents that the Company files with the SEC when they become available because they will contain important information. Detailed information regarding the identity of participants and their direct or indirect interests, by security holdings or otherwise, is set forth in the proxy statement and other materials filed by the Company with the SEC. Stockholders are able to obtain the proxy statement, any supplements or amendments to the proxy statement and other documents filed by the Company with the SEC for no charge at the SEC’s website at http://www.sec.gov. Copies can also be obtained at no charge at the Investors section of the Company’s website at http://investor.inwk.com, by writing to InnerWorkings at Investor Relations, InnerWorkings, Inc., 600 West Chicago Avenue, Chicago, IL 60654, or by calling Bridget Freas, Vice President, Finance and Investor Relations, at (312) 589-5613.
Forward-Looking Statements
This release contains forward-looking statements under the federal securities laws. We can give no assurance regarding any of these statements. Any forward-looking statements represent our views only as of today and should not be relied upon as representing our views as of any subsequent date. These statements are subject to a variety of risks and uncertainties that could cause our actual results to differ materially from the statements contained in this release. For a discussion of important factors that could affect our actual results, please refer to our SEC filings, including the “Risk Factors” section of our most recently filed Form 10-K.

Contact:
InnerWorkings, Inc.
Bridget Freas
312-589-5613
bfreas@inwk.com

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